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
                                                                                                          EXHIBIT 7


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
(A) NAME OF REPORTING PERSON    (B) RESIDENCE OR              (C) PRESENT PRINCIPAL OCCUPATION
                                BUSINESS                      OR EMPLOYMENT AND THE NAME, PRINCIPAL
                                ADDRESS                       BUSINESS AND ADDRESS OF ORGANIZATION IN WHICH SUCH
                                                              EMPLOYMENT IS CONDUCTED (IF APPLICABLE)

------------------------------- ----------------------------- ----------------------------------------------------------
Howard A. Pavany                c/o MTM Technologies, Inc.    President and Chief Operating Officer, MTM
                                614 Corporate Way             Techonologies, Inc., a computer peripherals company,
                                Valley Cottage, NY 10989      614 Corporate Way
                                                              Valley Cottage, NY 10989
------------------------------- ----------------------------- ----------------------------------------------------------
Steven H. Rothman               c/o MTM Techonologies, Inc.   Executive Vice President, MTM Techonologies, Inc., a
                                614 Corporate Way             computer peripherals company,
                                Valley Cottage, NY 10989      614 Corporate Way
                                                              Valley Cottage, NY 10989
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